EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-61337 and 333-53547.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
April 14, 2000.